NCM CAPITAL INVESTMENT TRUST
         FUND ACCOUNTING AND ADMINISTRATION AGREEMENT


         This Fund Accounting And Administration Agreement ("Agreement"), made and entered into this 3rd day of May, 2007, by and between the NCM Capital Investment Trust, a Delaware statutory trust (the "Trust"), and The Nottingham Management Company, d/b/a The Nottingham Company, a North Carolina corporation (the "Administrator").

         WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

         WHEREAS, the Trust wishes to retain the Administrator to provide certain administrative services to the Trust in the manner and on the terms set forth therein; and

         WHEREAS, Administrator is willing to furnish and/or arrange for such services in the manner and on the terms hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement and intending to be legally bound, the Trust and Administrator agree as follows:

     1. Retention of the Administrator. The Trust hereby retains and appoints the Administrator to act as the administrator to provide or procure certain administrative and other services with respect to the fund identified on Schedule 1 ("Fund" or "Funds" as the context requires), attached hereto and made a part hereof, for the period and on the terms set forth in this Agreement. The Administrator hereby accepts such appointment and agrees to render the services herein set forth under the terms and conditions of this Agreement.

     2. Duties of Administrator. Subject to the policies and direction of the Trust's Board of Trustees ("Trustees"), the Administrator shall provide, or cause to be furnished by others, the fund accounting, administrative, and other services reasonably necessary for the operation of the Trust and Fund as set forth in Exhibit A, attached hereto and made a part hereof. The Administrator shall exercise reasonable customary care in the performance of its duties under this Agreement.

     3.   Allocation of Charges and Expenses.

          a. The Administrator. The Administrator will furnish at its own expense the executive, supervisory, and clerical personnel reasonably necessary to perform its obligations under this Agreement. Except as otherwise provided hereunder, the Administrator will also provide the items that it is obligated to provide under this Agreement. In addition, the Administrator will pay all compensation, if any, of any officers or Trustees of the Trust who are affiliated persons of the Administrator or any affiliated corporation of the Administrator; provided, however, that unless otherwise specifically provided, the Administrator will not be obligated to pay the compensation of any employee of the Trust retained by the Trustees to perform services on behalf of the Trust.

          b. The Trust. The Trust assumes and will pay, or cause to be paid, all other expenses of the Trust and the Fund not otherwise allocated in this Agreement, including, without limitation, the following:

                  (i)      Organizational expenses;
                  (ii)     Taxes;
                  (iii) Brokerage fees and commissions with regard to portfolio transaction of the Fund;
                  (iv) Interest charges, fees, and expenses of the custodian of the Fund's portfolio securities;
                  (v) Fees and expenses of the Trust's dividend disbursing and transfer agent(s);
                  (vi) Administrative expenses (including, without limitation, any fees, expenses, and reimbursements payable to the Administrator under this Agreement);
                  (vii)    Auditing  and  legal  expenses  of the  Trust and the
                           Fund;
                  (viii) Cost of maintenance of the Trust's (including the Fund's) existence as a legal entity;
                  (ix) Fees and expenses of Trustees who are not interested persons of the Trust as that term is defined by law;
                  (x)      Costs and expenses of Trust meetings;
                  (xi) Costs and expenses of initial and ongoing registration of the Fund's shares under Federal and state securities laws;
                  (xii) Costs of preparing (including typesetting), printing, and mailing reports, prospectuses, statements of additional information, proxy solicitation material, and notices to existing shareholders;
                  (xiii) Costs of fidelity bonds and Trustees and officers/errors and omissions insurance policies;
                  (xiv) Investment advisory fees payable to each Fund's investment advisor;
                  (xv) Litigation and other extraordinary or nonrecurring expenses involving the Trust or the Fund;
                  (xvi) Any actual out-of-pocket expenses of the Administrator as provided in this Agreement and as may be agreed upon from time to time; and

                  (xvii) Other expenses relating to the Trust not specified in this Agreement as being the responsibility of the Administrator.

     4.   Compensation of the Administrator.

          a. Administration Fees. For the services to be rendered, the facilities furnished, and the expenses assumed by the Administrator pursuant to this Agreement, the Trust will promptly pay (or cause the Fund to promptly pay) to the Administrator compensation as specified in Exhibit B attached hereto. In addition, the Administrator shall be entitled to additional compensation for any special projects or services requested by the Trust, such projects and services and Administrator's compensation in connection therewith to be mutually agreed upon in writing by the parties.

          b. Reimbursements. The Trust will promptly reimburse the Administrator for its reasonable out-of pocket expenses in connection with the Trust's and the Fund's activities including, without limitation:

                  (i) costs of telephone services (but not telephone equipment) including, without limitation, long distance telephone and wire charges,
                  (ii)     postage and delivery costs;
                  (iii)    cost of the printing of special forms and stationery,
                  (iv)     copying charges,
                  (v) costs of financial publications (if any) or professional memberships (e.g. ICI membership) in connection with the Trust's and the Fund's activities,
                  (vi) third party storage fees of the Trust's and the Fund's files and records, etc., and
                  (vii) any travel and lodging expenses incurred by officers and employees of the Administrator in connection with its services under this Agreement, including without limitation, the attendance at meetings of the Trust's Board of Trustees.

          c. Partial Month Compensation. If this Agreement becomes effective subsequent to the first day of the month or terminates before the last day of the month, the Administrator's compensation for that part of the month in which this Agreement is in effect will be prorated in a manner consistent with the calculation of the fees as set forth in Subsection 4.a. above.

          d. Compensation from Transactions. The Trust hereby authorizes any entity or person associated with the Administrator which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Trust which is permitted by Section 11(a) of the Securities Exchange Act of 1934, as amended ("1934 Act") and Rule 11a2-2(T) thereunder, and the Trust hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv) thereunder.

          e. Survival of Compensation Rates. All rights of compensation under this Agreement for services performed as of the termination date will survive the termination of this Agreement. In addition, upon a liquidation (as defined in Section 10 of this Agreement) or upon termination of this Agreement as to any Fund the Administrator shall be entitled to such other compensation as set forth in Exhibit B.

     5. Limitation of Liability of the Administrator. The duties of the Administrator will be confined to those expressly set forth in the Agreement, and no implied duties are assumed by or may be asserted against the Administrator under this Agreement. The Administrator will not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties under this Agreement, except a loss resulting from willful misfeasance, bad faith, gross negligence, or reckless disregard in the performance of its duties, or by reason of reckless disregard of its obligations and duties under this Agreement, except as may otherwise be provided under provisions of applicable law that cannot be waived or modified by this Agreement. Administrator will not be responsible for losses beyond its control. Notwithstanding anything in this Agreement to the contrary, Administrator shall not be liable for any consequential, special, or indirect losses or damages, regardless of whether the likelihood of such losses or damages was known by the Administrator (As used in this Section 5 and in Section 6 below, the term "Administrator" will include directors, officers, employees, and other agents of the Administrator as well as the Administrator itself).

     6. Indemnification of Administrator. Provided that the Administrator has exercised reasonable customary care in the performance of its duties under this Agreement, the Trust assumes full responsibility and will indemnify and defend the Administrator and hold it harmless from and against any and all actions, suits, and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, reasonable counsel fees, and disbursements, payments, expenses, and liabilities (including reasonable investigation expenses) of every nature and character arising or occurring directly or indirectly out of Administrator's relationship to the Trust under this Agreement or any of Administrator's action taken or nonactions with respect to the performance of services under this Agreement; provided, however, Administrator shall not be indemnified against any liability arising out of its own willful misfeasance, bad faith, gross negligence, or reckless disregard in the performance of its duties or its own reckless disregard of its duties or obligations under this Agreement. The indemnity and defense provisions set forth herein shall indefinitely survive the termination of this Agreement.

          The rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited. In order that the indemnification provision contained herein shall apply, however, it is understood that if in any case the Trust may be asked to indemnify, defend, or hold the Administrator harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Administrator will use all reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Trust, but failure to do so in good faith will not affect the rights under this Agreement.

          The Trust will be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the Trust elects to assume the defense of any such claim, the defense will be conducted by counsel chosen by the Trust and satisfactory to the Administrator, whose approval will not be unreasonably withheld. In the event the Trust elects to assume the defense of any suit and retain counsel, the Administrator will bear the fees and expenses of any additional counsel retained by it, absent a conflict of interest between the Trust and the Administrator. In the event of a conflict between the Trust and the Administrator or if the Trust does not elect to assume the defense of a suit, the Trust shall reimburse the Administrator for the reasonable fees and expenses of any counsel retained by Administrator.

          The Administrator may apply to the Trust at any time for instructions and may consult with the Trust's counsel or auditors with respect to any matter arising in connection with the Administrator's duties, and the Administrator will not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instructions or with the opinion of the Trust's counsel or auditors. Also, the Administrator will be protected in acting on any document that it reasonably believes to be genuine and to have been signed or presented by the proper person or persons. The Administrator will not be held to have notice of any change of authority of any officers, employee, or agent of the Trust until receipt of written notice thereof from the Trust.

          Should the foregoing indemnification agreement be found unenforceable or that contribution is required from Administrator, then the Administrator's aggregate contribution for all losses, claims, damages, or liabilities, including rescission liabilities, shall not exceed the value of all fees earned by and expenses reimbursed to the Administrator pursuant to this Agreement. No person or entity guilty of fraudulent misrepresentation shall be entitled to contribution from any person or entity who is not so guilty.

     7. Activities of the Administrator. The services of the Administrator rendered to the Trust are not to be deemed to be exclusive. The Administrator is free to render such services to others and to have other businesses and interests. It is understood that Trustees, officers, employees, or shareholders of the Trust are or may be or become interested in the Administrator, as directors, officers, employees, and shareholders or otherwise and that directors, officers, employees, and shareholders of the Administrator and its counsel are or may be or become similarly interested in the Trust, and that the
          Administrator may be or become interested in the Trust as a shareholder or otherwise.

     8. Confidentiality. The Administrator agrees on behalf of itself and its employees to treat as confidential all records and other information relative to the Trust and its prior, present, or potential shareholders and not to use such records and information for any purpose other than performance of its responsibilities and duties under this Agreement, except after providing prior notification to and receiving approval in writing by the Trust, which approval will not be unreasonable withheld. Notwithstanding the forgoing, the Administrator may divulge such confidential records and information where the Administrator may be exposed to civil or criminal contempt proceedings for failure to comply, when requested by duly constituted authorities, when so requested by the Trust's investment advisor, distributor, custodian, transfer agent, outside legal counsel, or independent public accountants, or when so requested by the Trust. For purposes of this Section 8, the following records and other information shall not be considered confidential: (a) any record or other information that is or becomes publicly available through no fault of Administrator;
          (b) any record and other information that is released by the Trust in a public release; (c) any record or other information that is lawfully obtained from third parties who are not under an obligation to keep such information confidential, or (d) any record or other information previously known by Administrator.

     9. Compliance With Governmental Rules and Regulations. The Administrator undertakes to comply with all applicable requirements of the Securities Act of 1933, the 1934 Act, the 1940 Act, and other laws, rules, and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by the Administrator under this Agreement.

     10. Duration and Termination Of This Agreement. This Agreement will become effective as of the date first above written and shall continue in effect for a period of one year (the "Initial Term"), unless earlier terminated by either party hereto as provided hereunder. This Agreement shall be renewed automatically for successive periods of ninety days after the end of the Initial Term (the "Renewal Term"), unless written notice of non-renewal is provided by either party to the other party in writing not less than ninety (90) days prior to the end of the then current term. This Agreement may also be terminated
          (a) by mutual written agreement of the parties; (b) by either party on such date as is specified in written notice given by the terminating party, in the event of a material breach of this Agreement by the other party, provided the terminating party has notified the other party of such breach at least 45 days prior to the specified date of termination and the breaching party has not remedied or cured such breach by the specified date; (c) effective upon the liquidation of either party; or (d) as to any Fund, effective upon the liquidation of such Fund. For purposes of this Section 11, the term "liquidation" will mean a transaction in which the assets of the Administrator, the Trust, or a Fund are sold or otherwise disposed of and proceeds therefrom are distributed in cash to the shareholders or owners in complete liquidation of the interest of such shareholders or owners in the entity.

     11. Independent Contractor. The Administrator will, for purposes stated in this Agreement, be deemed an independent contractor and, unless otherwise expressly provided or authorized, will have no authority to act or represent the Trust in any way and will not be deemed an agent of the Trust.

     12. Assignment. This Agreement shall not be assignable by either party without the written consent of the other party, such consent not to be unreasonably without held or delayed. Notwithstanding the forgoing, the Administrator may, at its expense unless provided otherwise in the Agreement, subcontract with any entity or person concerning the provision of the services contemplated hereunder. The Administrator shall not, however, be relieved of any of its obligations under this Agreement by the appointment of such subcontractor. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

     13. Amendments. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

     14.  Books and Records.

          a. Record Maintenance. The Administrator shall maintain customary books and records in connection with its duties as specified in this Agreement. Any books or records required to be maintained and preserved pursuant to Rules 31a-1 and 31a-2 under the 1940 Act that are prepared and maintained by the Administrator on behalf of the Trust shall be the property of the Trust and will be made available to or surrendered promptly to the Trust on request. Notwithstanding the forgoing, Administrator shall be entitled to keep copies of any books or records that Administrator may be required to retain by law or regulation.

               Unless otherwise agreed upon by the Administrator and the Trust, the Administrator may subcontract to a third party the storage and maintenance of the Trust's books and records and such costs and expenses shall be the responsibility of Trust.

               In case of any request or demand for the inspection of such records by another party, the Administrator will notify the Trust and follow the Trust's instructions as to permitting or refusing such inspection; provided that the Administrator may exhibit such records as provided in Section 8 above and to any person in any case where it is advised by its counsel that it may be held liable for failure to do so, unless (in cases involving potential exposure only to civil liability) the Trust has agreed to indemnify the Administrator against such liability.

          b. Delivery of Documents. The Trust shall provide the Administrator with the necessary documents, records, and other information in its possession or control to enable the Administrator to perform its duties and obligations under this Agreement, including without limitation, a copy of the Trust documents and any amendments thereto.

          c. Converting to Administrator's System. The Trust agrees to cooperate with the Administrator in converting to Administrator's data processing system and software ("Administrator's System") to the extent necessary for Administrator to perform Administrator's duties under this Agreement. Notwithstanding anything to the contrary in this Agreement, the Trust acknowledges and agrees that all computer programs and procedures developed by or for Administrator to perform its duties and services under this Agreement, including without limitation Administrator's System, are and shall remain the sole property of the Administrator.

     15.  Definitions  of Certain  Terms.  The terms  "interested  persons"  and
          "affiliated person," when used in this Agreement, will have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as granted by the Securities and Exchange Commission.

     Notice. Any notice required or permitted to be given by either party to the other party shall be in writing and will be deemed sufficient if personally delivered or sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at following addresses (or such other address for a party as shall be specified by like notice):

                  If to Administrator, at:

                           The Nottingham Company
                           116 South Franklin Street
                           Post Office Box 69
                           Rocky Mount, North Carolina 27802-0069
                           Attn:    Legal Department

                  If to Trust, at:

                           NCM Capital Investment Trust
                           2634 Durham-Chapel Hill Boulevard, Suite 206
                           Durham, North Carolina 27707
                           Attn: Maceo K. Sloan, Chairman

     16. Governing Law. This Agreement shall be governed by the laws of the State of North Carolina without regard to the principles of conflict of laws, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940, as amended, or any applicable rule or order of the Securities and Exchange Commission.

     17. Construction. If any provision of this Agreement, or portion thereof, shall be determined to be void or unenforceable by any court of competent jurisdiction, then such determination shall not affect any other provision of this Agreement, or portion thereof, all of which other provisions and portions thereof shall remain in full force and effect. If any provision of this Agreement, or portion thereof, is capable of two interpretations, one of which would render the provision, or portion thereof, void and the other which would render the provision, or portion thereof, valid, then the provision, or portion thereof, shall have the meaning which renders it valid. In addition, the language used herein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against either party.

     18. Multiple Originals. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     19. Entire Agreement. This Agreement, including all exhibits, schedules, and attachments, comprise the entire agreement among the parties hereto with respect to subject matter hereof and supersede all other prior agreements, understandings, and letters related to this Agreement. The headings in this Agreement have been inserted solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement.

     20. Trust Obligation. It is understood that this Agreement has been executed on behalf of the Trust by a trustee of the Trust in his capacity as trustee and not individually. The obligations of this Agreement shall only be binding upon the assets and property of each Fund and shall not be binding upon any trustee, officer, or shareholder of the Trust individually.

IN WITNESS WHEREOF, the parties hereto have caused the Agreement to be duly signed as of the day and year first above written.


Trust:
          NCM CAPITAL INVESTMENT TRUST

          By: /s/ Maceo K. Sloan
          _________________________________________
          Name:  Maceo K. Sloan
          Title:  Chairman


         Administrator:
         THE NOTTINGHAM MANAGEMENT COMPANY
         D/B/A THE NOTTINGHAM COMPANY

         By: /s/ Jason B. Edwards
         _________________________________________
         Name:  Jason B. Edwards
         Title:    Chief Operating Officer

                                   Schedule 1
                                   ----------

               To the Fund Accounting and Administration Agreement
                             Dated as of May 3, 2007


The following fund(s) are covered by the Agreement:

1.        NCM Capital Mid-Cap Growth Fund

                                    Exhibit A
                                    ---------
               To the Fund Accounting and Administration Agreement
                             Dated as of May 3, 2007


The Administrator shall provide, or cause to be provided by others, the following services:

     1. Accounting and Administrative Services. The Administrator will provide the Trust with customary administrative services, regulatory reporting, fund accounting, and related portfolio accounting services, adequate office space, equipment, personnel, and facilities (including facilities for regular trustees' meetings) for handling the affairs of the Fund(s), and such other services as the Trustees may, from time to time, reasonably request, and the Administrator may, from time to time, reasonably determine to be necessary to perform its obligations under this Agreement. In addition, at the request of the Trustees, the Administrator will make reports to the Trustees concerning the performance of its obligations hereunder.

         Without  limiting the  generality  of the forgoing,  the  Administrator will:
          a. Calculate contractual Trust expenses and control all disbursements for the Trust, and, as appropriate, compute each Fund's yields, total return, expense ratios, portfolio turnover rate and, if required, portfolio average dollar-weighed maturity;
          b. Assist Trust counsel with the preparation of prospectuses, statements of additional information, and registration statements;
          c. Assist in the preparation of such reports, applications, and documents (including reports regarding the sale and redemption of shares as may be required in order to comply with Federal and/or state securities laws) as may be necessary or desirable to register the Trust's shares with state securities authorities, assist in monitoring the sale of the Trust's shares for compliance with state securities laws, and assist in the preparation and filing with the appropriate state securities authorities the registration statements and reports for the Trust and the Trust's shares with state securities authorities to enable the Trust to make a continuous offering of its shares;
          d. Assist in the development and preparation of communications to shareholders, including the semi-annual and annual reports to shareholders (the "Shareholder Reports"), coordinate mailing prospectuses, notices (including privacy policy notices), proxy statements, proxies, and other reports (including, without limitation, semi-annual and annual reports to shareholders) to Trust shareholders, and supervise and facilitate the solicitations of proxies solicited by the Trust for all shareholder meetings (including, without limitation, the tabulation process for shareholder meetings);
          e. Coordinate with Trust counsel the preparation and negotiation of, and administer contracts on behalf of the Trust with, among others, the Trust's investment advisor(s), distributor(s), custodian(s), and transfer agent(s);
          f. Maintain the Trust's general ledger and prepare the financial statements, including expense accruals and payments, determine the net asset value of the Trust's assets and of the Trust's shares, and coordinate with the Trust's transfer agent(s) with respect to payment of dividends and other distributions to shareholders;
          g. Calculate performance data of the Trust and its Fund(s) for dissemination to information services covering the investment company industry;
          h.   Assist in the preparation and filing of the Trust's tax returns;
          i. Assist with the examination and review of the operations and performance of the various organizations providing services to the Trust or any Fund of the Trust, including the Trust's investment advisor(s), distributor(s), custodian(s), transfer agent(s), outside legal counsel, and independent public accountants, and at the request of the Board of Trustees, report to the Trustees on the performance of such organizations;
          j. Assist with the layout and printing of publicly disseminated prospectuses and assist with and coordinate layout and printing of the Trust's semi-annual and annual reports to shareholders;
          k. Provide internal legal and administrative services as reasonable requested by the Trust from time to time, including, without limitation, preparation of materials for the quarterly and annual meetings of the Board of Trustees;
          l.   Assist with the design, development, and operation of the Trust;
          m. Assist in identifying individuals acceptable to the Trustees for nomination, appointment, or election as officers of the Trust, who will be responsible for the management of certain of the Trust's affairs as determined by the Trustees;
          n. Coordinate and assist the Trust in obtaining and keeping in effect a fidelity bond and Trustees and officers/errors and omissions insurance policies for the Trust in accordance with the requirements of Rules 17g-1 and 17d-1(7) under the 1940 Act as such bonds and policies are approved by the Trust's Board of Trustees;
          o. Monitor and advise the Trust and its Fund(s) on its registered investment company status under the Internal Revenue Code of 1986, as amended;
          p. Perform other normal and customary administrative services and functions of the Trust and each Fund to the extent administrative services and functions are not provided to the Trust or such Fund pursuant to the Trust's or such Fund's investment advisory agreement, distribution agreement, custodian agreement, or transfer agent agreement or similar type of service provider agreement;

          q. Furnish advice and recommendations with respect to other aspects of the business and affairs of the Fund(s) as the Trust and the Administrator shall determine desirable; and
          r. Assist with the preparation of and file with the SEC the semi-annual and annual reports for the Trust on Form N-SAR and N-CSR and all required notices pursuant to Rule 24f-2.

     2. Other Services. The Administrator will perform other services for the Trust as agreed to by the Administrator and the Trust from time to time, including, but not limited to performing internal audit examinations, preparation of materials for special board meetings, assisting Trust counsel in the preparation of proxy materials, and assisting in the development of new Funds or Fund classes. The Administrator shall be entitled to additional compensation for such other services.

                                    Exhibit B
                                    ---------
               To the Fund Accounting and Administration Agreement
                             Dated as of May 3, 2007

For the services delineated in the Agreement, the Administrator shall be compensated at the rates specified below. Such compensation will be calculated and accrued daily, and paid to the Administrator monthly. Where applicable, the fee shall be calculated based upon the average daily net assets of each Fund.

The following fees shall be paid for each Fund:

FUND ACCOUNTING FEE

     Base fee:              $2,250 per month per Fund
     --------


     Class Fee:             $750 per month for each additional class of shares
     ---------



     Asset base fee:        Annual fee of 1 basis point
     --------------



ADMINISTRATION FEE

         Asset based fee:


                                                  Annual
                 Net Assets                        Fee
                 ----------                        ---

            On the first $50 million              0.175%
            On the next $50 million               0.150%
            On the next $50 million               0.125%
            On the next $50 million               0.100%
            On all assets over $200 million       0.075%


         Minimum asset base fee per month:   $2,000.00


OUT OF POCKET

         Securities pricing:

         $0.25 per equity per pricing day priced
         $1.00 per foreign  security per pricing day
         $0.50 per U.S. Treasury
         $1.00 per asset backed security per pricing day
         $0.50 per corporate bond per pricing day
         $2.00 per equity per month for corporate action
         $2.00 per foreign security per month for corporate action

         Blue Sky administration:

         $150 per registration per state per year

         EDGAR filings:
         -------------

         $6 per page



For purposes of determining the fees payable to the Administrator, the value of the net assets of a particular Fund shall be computed in the manner described in the Trust's Declaration of Trust or the Trust's Prospectus or Statement of Additional Information respecting that Fund as from time to time is in effect for computation of the value of such net assets in connection with the determination of the liquidating value of the shares of such Fund. The fees payable hereunder shall be applied to each Fund as a whole, and not to separate classes of shares within the Fund.

Upon termination of this Agreement with respect to any Fund, the Administrator shall be entitled to be paid a termination fee, at termination, as determined using the formula described below:

         A. For any Fund whose average daily net assets during the last two months prior to termination are less than $50,000,000, the termination fee shall be equal to the aggregate amount of the last fees paid to the Administrator for administration services under this Agreement for the immediate prior two months; provided, however, that such termination fee shall be subject to a cap of $15,000.

         B. For any Fund whose average daily net assets during the last two months prior to termination are larger than $50,000,000.00 but less than $250,000,000.00, the termination fee will be equal to the compensation paid (or payable to) the Administrator for the immediate prior two months from such Fund; provided, however, that such termination fee shall be subject to a cap of $65,000.

         C. For a Fund whose average net assets during the last two months is greater than $250,000,000.00, the Termination fee will be $65,000.00 plus 0.005% of the daily average net assets during the last two months prior to termination in excess of $250,000,000.00 (e.g., the fee for a Fund whose average net assets during the last two months was $300,000,000, the termination fee will be $65,000 plus 0.005% multiplied by $50,000,000, or $67,500).

Said termination fee is not a penalty but an extra fee to compensate the Administrator for its service in assisting in transferring records and reports and otherwise wrapping up its services under this Agreement for such Fund.

In the event of a liquidation of any Fund, the Administrator shall also be entitled to be paid, in lieu of the forgoing termination fee, a liquidation fee equal to the compensation paid (or payable to) the Administrator for the three months immediately prior such termination. Said liquidation fee is not a penalty but an extra fee to compensate the Administrator for its services in assisting in the winding down and liquidation the Fund. The forgoing compensation shall be in addition to reimbursing the Administrator for its reasonable out-of-pocket expenses in connection with the Administrator's activities in effecting such termination or liquidation, including without limitation, the cost of delivering to Trust or its designee the Trust's records and documents or copies thereof. Administrator shall be paid said termination fee promptly upon termination of this Agreement and said liquidation fee promptly upon the liquidation of the Fund.